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                                                        Exhibit 99.1

                      [LETTERHEAD OF CORPORATION SYSTEM]


May 16, 1996



Marc F. Sperber, Esq.
Mayer Brown & Platt
190 South LaSalle Street
Chicago, IL 60603-3441

Re:  ACE Limited (BER)
     Form S-4 Registration Statement
     Order # 542859

Dear Mr. Sperber:

Reference is made to that certain Form S-4 Registration Statement dated as of May 21, 1996 ("the Statement") involving ACE Limited.

Pursuant to the Statement, ACE Limited has appointed the undersigned with an office presently located at 1633 Broadway, New York, New York 10019, United States, as its agent to receive service of copies of any summons and complaints and any other process which may be served in any action or proceeding in New York arising out of the Statement.

The undersigned accepts the appointment and agrees to forward promptly any notice or any process served in its capacity as agent for process to ACE Limited, 30 Woodbourne Avenue, Hamilton HM 08 Bermuda, Attention: General Counsel.

Very truly yours,
CT Corporation System

/s/ Francis P. Regan


Francis P. Regan
Assistant Secretary


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